Exhibit 99.1


Integrated Defense Technologies, Inc. (ticker: IDE, exchange: New York Stock Exchange) News Release - October 15, 2002
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Integrated Defense Technologies, Inc. Revises Outlook for Third and Fourth
Quarters

HUNTSVILLE, Ala., Oct 15, 2002 /PRNewswire-FirstCall via COMTEX/ -- Integrated Defense Technologies, Inc., (NYSE:IDE), announced today that it expects third quarter revenue to be in the range of $75 - 77M, earnings to be in the range of $0.21 - 0.22 per share, and EBITDA to be $11.3 - 11.5M. Furthermore, the company now expects revenue in the fourth quarter to be in the range of $84 - 88M, earnings to be in the range of $0.31 - 0.33 per share, and EBITDA to be $14.6 - 15.0M. For the full year 2002, the company expects revenue to be $300 - 305M, earnings per share to be $0.84 -0.87, and EBITDA to be $46.5 - 47.5M. This represents a 14 - 15% increase in revenue from 2001. These numbers do not include the BAE Advanced Systems acquisition, which is scheduled to close in the fourth quarter of 2002 and be accretive in 2003.

The company, prior to the BAE acquisition, expects at least 10% organic revenue growth in 2003 accompanied by margins consistent with historical performance. Prior 2003 guidance of $81M in revenue and EBITDA of $17M for the BAE Advanced Systems acquisition remain unchanged.

The reasons for the revised outlook, for 2002 and 2003, are the competitive loss of certain programs and delays in other program awards.

The Company will provide additional details on a conference call / webcast today, October 15, at 11:00 AM ET. Listeners may access the conference call live over the Internet from a link on our website's investor relations page at http://www.IntegratedDefense.com or at http://www.companyboardroom.com. The dial-in-number to access this operator-assisted call is toll free 1-800-388-8975 or toll (International): 973-694-2225.

Integrated Defense Technologies is a leading developer and provider of advanced electronics and technology products to the defense and intelligence industries. Our products are installed on or used in support of a wide array of military platforms to enhance their operational performance or extend their useful life. Our products are incorporated into approximately 250 programs, which, in turn, are installed on or support over 275 platforms. Integrated Defense employs more than 1,600 people in the United States and Canada.

For more information on Integrated Defense Technologies visit its website, http://www.Integrateddefense.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, the availability of government funding, and general domestic and international business and political conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


SOURCE Integrated Defense Technologies Inc.

CONTACT: William E. Collins, Vice President, Administration, Integrated Defense Technologies, +1-256-895-2339